EXHIBIT 99.1

General Employment Announces Results for Fiscal 2015 Fourth Quarter and Year End

Company Provides Combined Select Pro Forma Financial Information

Naperville, IL, December 30, 2015 /Accesswire/ – General Employment Enterprises, Inc. (NYSE MKT: JOB) ("the Company" or "General Employment"), a provider of professional staffing services and solutions, today announced results for the fourth quarter and fiscal year ended September 30, 2015.

Fourth Quarter and Full Year Highlights and Combined Select Pro Forma Financial Information

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Projected pro forma consolidated fiscal 2016 revenue and projected non-GAAP pro forma adjusted EBITDA including completed acquisitions estimated to be approximately $74.4 million and approximately $4.8 million respectively.

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Revenue for the fiscal 2015 fourth quarter was $12.5 million up 33% over the fourth quarter of fiscal 2014. Contract staffing services contributed $10.7 million or 86% of revenue and direct placement services contributed $1.8 million or 14% of revenue. This compares to contract staffing services of $7.6 million or 81% of revenue and direct placement services of $1.8 million or 19% of revenue respectively for the same quarter of fiscal 2014.

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Revenue for the fiscal year ended September 30, 2015 was $43.4 million up 9% over the prior fiscal year ended September 30, 2014. Contract staffing services contributed $36.7 million or 85% of revenue and direct placement services contributed $6.7 million or 15% of revenue. This compares to contract staffing services of $32.7 million or 82% of revenue and direct placement services of $7.1 million or 18% of revenue respectively for the 2014 fiscal year.

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Gross margin for the fiscal year ended September 30, 2015 ( including direct placement services) was 30.3% compared to 30.9% (as adjusted for an approximate $1.1 million Ohio workers compensation rebate; gross margin 33.6% with rebate) for the fiscal year ended September 30, 2014. Professional contract staffing services gross margin (excluding direct placement services) for the 2015 fiscal year was 31.5% compared to 31.1% for the 2014 fiscal year. Industrial contract services gross margin for the 2015 fiscal year was 12.3% compared to 11.3% (as adjusted for an approximate $1.1 million Ohio workers compensation rebate; 15.6% gross margin with rebate) for the 2014 fiscal year.

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Selling, general and administrative expenses (SG&A) as a percentage of revenue for the 2015 fiscal year was approximately 34.2% compared to 35.2% of revenue for the 2014 fiscal year; a decline of approximately 1%. SG&A was approximately $14.8 million for the 2015 fiscal year compared to approximately $14 million for the 2014 fiscal year. Noncash stock and stock option expenses, acquired companies SG&A and acquisition, integration and restructuring costs contributed to the increase in SG&A.

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Adjusted earnings before interest, taxes, depreciation, amortization, noncash stock and stock option expense and acquisition, merger & integration expenses (adjusted EBITDA, a non-GAAP financial measure) for the fiscal year ended September 30, 2015 was approximately $2,000 vs. approximately $(249,000) for the prior fiscal year.

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Net working capital as of September 30, 2015 was approximately $5.6 million and the current ratio was approximately 1.78 compared to a negative net working capital of approximately $909,000 for the fiscal year ending September 30, 2014.

•	Shareholders' equity as of September 30, 2015 was approximately $19.2 million up from $2.1 million for the prior fiscal year.

The aforementioned Fourth Quarter and Full Year Highlights and Combined Select Pro Forma Financial Information should be read in conjunction with (1) all of the financial and other information included in General Employment's Quarterly Reports on Form 10-Q, Current Reports on Forms 8-K & 8-K/A, Information Statements on Schedules 14A & 14C, and Annual Reports on Form 10-K filed with the SEC for the fiscal years 2014 and 2015, the discussion of financial results in this press release, and the use of non-GAAP and Pro Forma financial measures and the related schedules attached hereto which reconcile non-GAAP and Pro Forma financial information to that prescribed by GAAP. These non-GAAP and Pro Forma measures of financial results or financial performance are not a substitute for measures provided by GAAP. Pro forma financial information provided in this press release consist of estimates, projected financial information and certain assumptions that are considered forward looking statements and are predictive in nature, depend on future events and the projected financial results may not be realized nor are they guarantees of future performance.

Full Year Financial Results: Discussion

The Company reported consolidated revenue of $43.4 million for the year ended September 30, 2015 up 9% as compared to revenue of $39.8 million for the fiscal year ended September 30, 2014. Contract staffing services contributed $36.7 million or 85% of consolidated revenue and direct placement services contributed $6.7 million or 15% of consolidated revenue for the 2015 fiscal year versus $32.7 million or 82% of consolidated revenue and $7.1 million or 18% of consolidated revenue respectively for the 2014 fiscal year. The increase in contract staffing services revenue for the fiscal year ended September 30, 2015 over the comparable prior year was primarily due to an increase of approximately $2.5 million in professional contract staffing services revenue including significant contributions from the Scribe Solutions and Agile acquisitions. Agile contributed approximately $273,000 in direct placement services revenue in addition to contract services revenue during the fiscal year ended September 30, 2015. Industrial contract services revenue grew 6% for the fiscal year ended in 2015 to $26.5 million compared to $25 million for the fiscal year ended in 2014.

General Employment's professional contract staffing services gross profit margin excluding direct placement services (recorded at 100% gross margin) for the fiscal year ended September 30, 2015 was 31.5% versus 31.1% for fiscal year ended September 30, 2014. The Company's industrial staffing services gross margin for the 2015 fiscal year was 12.3% versus 15.6% for the 2014 fiscal year which includes the impact of a significant Ohio workers compensation rebate received in that year of approximately $1.1 million which lowered workers compensation expense. Without the Ohio workers compensation rebate included in the gross margin computation, the fiscal year 2014 industrial staffing services gross margin would be approximately 11.3%. The change in professional staffing services gross margin of approximately 4% was primarily due to increased revenue, revenue mix change and gross margin differential in professional contract staffing services revenue contributed by the acquired companies.

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The Company's selling, general and administrative (SG&A) for the year ended September 30, 2015 increased by approximately $751,000 to approximately $14.8 million compared to approximately $14 million for the prior fiscal year. The increase was primarily related to the inclusion of selling, general and administrative expenses of the acquired companies (Scribe Solutions and Agile), an increase of approximately $411,000 over the 2014 fiscal year in noncash stock and stock option compensation expenses and additional acquisition, integration and restructuring expenses of approximately $373,000 incurred during the 2015 fiscal year.

General Employment's adjusted earnings before interest, taxes, depreciation, amortization, noncash stock and stock option expense and acquisition, integration and restructuring expenses (adjusted EBITDA, a non-GAAP financial measure) was $2,000 for the fiscal year ended September 30, 2015 compared to $(249,000) for the fiscal year ended September 30, 2014.

General Employment recorded a GAAP loss from operations of approximately $1.6 million for the fiscal year ended September 30, 2015 compared to a GAAP loss from operations of approximately $641,000 for the fiscal year ended September 30, 2014. After eliminating the noncash stock and stock option expenses and the acquisition, integration and restructuring expenses included in the GAAP net loss from operations, non-GAAP adjusted loss from operations was $731,000 for the fiscal year ended in 2015 and $493,000 for the fiscal year ended in 2014. GAAP net loss from continuing operations for the fiscal year ended in 2015 including the impact of a net $2.5 million charge for derivative accounting in connection with a convertible subordinated debenture (converted to equity in the 2015 fiscal year second quarter) was approximately $4.7 million compared to a GAAP net loss from continuing operations for the fiscal year ended in 2014 of approximately $1.1 million. After eliminating the net charge for derivative accounting, the noncash stock and stock option expenses and the acquisition, integration and restructuring expenses included in the GAAP net loss from continuing operations, the Company had an adjusted non-GAAP net loss from continuing operations of approximately $1,275 for the fiscal year ended September 30, 2015 compared to an adjusted non-GAAP loss from continuing operations of approximately $1,024 for the fiscal year ended September 30, 2014.

The Company uses the above-mentioned non-GAAP financial measures internally to evaluate its operating performance and for planning purposes and believes that these are useful financial measures also used by investors. These non-GAAP financial measures are not a substitute for financial measures provided by GAAP and all measures and disclosures of financial information pursuant to GAAP as reflected in the Form 10-K for the respective periods should be read to obtain a comprehensive and thorough understanding of the Company's financial results. The reconciliations of non-GAAP adjusted EBITDA and non-GAAP pro forma adjusted EBITDA to GAAP operating income (loss) and/or GAAP net income (loss) from continuing operations, non-GAAP pro forma adjusted income (loss) from operations to GAAP income (loss) from operations, non-GAAP adjusted net income (loss) from continuing operations to GAAP net income (loss) from continuing operations and all pro-forma financial information referred to in the highlights or elsewhere in this press release are provided in the schedules that are a part of this press release.

Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of General Employment, commented, "Fiscal 2015 was a successful year for the Company as we raised approximately $2,000,000 from a convertible preferred stock offering, approximately $8 million in equity capital from a secondary stock offering as part of General Employment's $75 million shelf registration, approximately $4.2 million in subordinated debt and completed the strategic acquisitions of Scribe Solutions, Agile Resources and Access Data Consulting. Including the estimates of the projected future revenue and projected adjusted EBITDA from the acquired companies, we anticipate consolidated Company pro forma revenue to be approximately $74.4 million with approximately $4.8 million in adjusted pro forma EBITDA for fiscal 2016. Our pro forma revenue mix as we enter 2016 is expected to be approximately 66% professional staffing and solutions and 34% light industrial staffing. We made excellent progress implementing operational changes this year and believe we are now well positioned to capitalize on these improvements to drive significant profitability going forward."

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Mr. Dewan added, "We further strengthened our balance sheet and working capital position during the fiscal year and we believe General Employment is positioned favorably for success as we enter the New Year. Increasing our breadth and depth of service offerings and the continued expansion of our geographic footprint into new markets are the primary areas of focus to fuel our growth. Additionally, we will augment internal growth by making select strategic acquisitions," Mr. Dewan concluded.

Use of Non-GAAP Financial Measures and Pro Forma Financial Information

To supplement the Company's consolidated financial statements presented on a GAAP basis, the Company discloses certain financial information including adjusted non-GAAP income or loss from operations, adjusted non-GAAP net income or loss from continuing operations, adjusted non-GAAP EBITDA, adjusted non-GAAP pro forma EBITDA, pro forma revenue and other pro forma financial information because management uses these supplemental non-GAAP financial measures and pro forma financial information to evaluate performance period over period, to analyze the underlying trends in its business, to establish operational goals, to provide additional measures of operating performance, including using the information for internal planning relating to the Company's ability to meet debt service, make capital expenditures and provide working capital needs. In addition, the Company believes investors already use these non-GAAP measures to monitor the Company's performance. Non-GAAP adjusted income or loss from operations is defined GAAP income or loss from operations adjusted for noncash stock compensation and stock option expenses and acquisition, integration and restructuring costs. Non-GAAP net income or net loss from continuing operations is defined by General Employment as GAAP net income or net loss from continuing operations excluding non-cash, non-operating changes in value of derivative liability and loss on debt extinguishment related to the conversion option on its convertible debt, noncash stock compensation and stock option expense and acquisition, integration and restructuring costs. Non-GAAP adjusted EBITDA is defined by the Company as net income or loss from continuing operations before interest, taxes, depreciation and amortization (EBITDA) adjusted for the non-cash gain or loss from changes in the value of the derivative liability related to the conversion option on its convertible debt, gain or loss from extinguishment of debt related to the convertible note payable, plus non-cash stock option and stock-based compensation and acquisition, integration and restructuring costs. Non-GAAP adjusted pro forma EBITDA is defined as GAAP operating income or loss before depreciation, amortization, stock compensation expense, stock option expense and acquisition, integration and restructuring costs. Non-GAAP adjusted EBITDA and non-GAAP adjusted pro forma EBITDA are not terms defined by GAAP and, as a result, the Company's measure of non-GAAP adjusted EBITDA and non-GAAP adjusted pro forma EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss as reported for GAAP on the Consolidated Statements of Income, cash and cash flows as reported for GAAP on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Form 10K filed for the respective periods. Reconciliations of non-GAAP adjusted income or loss from operations to GAAP income or loss from operations, non-GAAP net income or net loss from continuing operations to GAAP net income or net loss from continuing operations, GAAP net income or net loss from continuing operations to non-GAAP adjusted EBITDA and GAAP income or loss from operations to non-GAAP adjusted pro forma EBITDA.

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Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Loss from Continuing Operations

Year Ended September 30,

(In thousands)

	2015	2014
Net loss from continuing operations, GAAP	$(4,662)	$(1,355)
Interest expense, net	544	507
Depreciation and amortization	733	498
Stock compensation & stock option expenses	529	118
Acquisition, integration & restructuring	373	30
(Gain) or loss on change in derivative liability	2,251	(47)
Loss on extinguishment of debt	234	-

Non-GAAP pro-forma adjusted EBITDA	$2	$(249)

Reconciliation of Non-GAAP Adjusted Loss from Operations

Year Ended September 30,

(In thousands)

	2015	2014
Loss from operations, GAAP	$(1,633)	$(641)
Stock compensation & stock option expense	529	118
Acquisition, integration & restructuring	373	30
Non-GAAP adjusted loss from operations	$(731)	$(493)

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Reconciliation of Non-GAAP Adjusted Net Loss from Continuing Operations

Year Ended September 30,

(In thousands)

	2015	2014
Net loss from continuing operations, GAAP	$(4,662)	$(1,125)
Stock compensation & stock option expense	529	118
Acquisition, integration & restructuring	373	30
(Gain) loss on change in derivative liability	2,251	(47)
Loss on extinguishment of debt	234
Non-GAAP adjusted net loss from continuing operations	$(1,275)	$(1,024)

Pro Forma Financial Information Schedule

Select Pro Forma Financial Information and Reconciliation of Non-GAAP Pro Forma Adjusted EBITDA to GAAP Operating Income

  (In thousands)

	Scribe Solutions	Agile	Access Data	GEE	Consolidated

Revenue (1)	$4,173	$9,301	$21,167	$39,750	$74,391
GAAP Operating Income (2)	$724	$955	$2,545	$(2,154)	$2,070
Depreciation & Amort. (3)	230	273	900	457	1,860
Stock / Option Expense (4)				529	529
Acq., Integr.& Restr. (5)				373	373
Adj. Pro forma EBITDA	$954	$1,228	$3,445	$(795)	$4,832

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(1)

Pro forma revenue computed by annualizing 2015 short period audited financial information for Scribe Solutions and Agile; Access Data 12/31/14 audited financial information; GEE 9/30/15 audited financial information after elimination of short period post acquisition revenue from Scribe and Agile.

(2)

Pro forma GAAP operating income (loss) computed by annualizing 2015 short period audited financial information for Scribe Solutions and Agile; Access Data 12/31/14 audited financial information; GEE 9/30/15 audited financial information after elimination of short period post acquisition operating income from Scribe and Agile.

(3)

(4) (5) These add backs to compute adjusted pro forma EBITDA (a non-GAAP financial measure) were computed by annualizing 2015 audited financial information for Scribe Solutions and Agile; Access Data 12/31/14 audited financial information with depreciation and amortization adjusted for estimated purchase price allocation to depreciable and amortizable assets; GEE depreciation and amortization from 9/30/15 audited financial information after elimination of short period post acquisition depreciation and amortization from Scribe and Agile.

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About General Employment Enterprises, Inc.

General Employment Enterprises, Inc. was incorporated in the State of Illinois in 1962, is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions, and light industrial staffing services through the names of General Employment, Access Data Consulting, Agile Resources, Ashley Ellis, Triad and Omni-One. Also, in the healthcare sector, General Employment through its Scribe Solutions brand staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR).

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including certain projections, pro forma financial information and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain or are prefaced by words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale ; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact: General Employment Enterprises, Inc.
Andrew J. Norstrud 813.803.8275
invest@genp.com

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